SingerLewak LLP

www.SingerLewak.com

Los Angeles
Orange County
Woodland Hills
Monterey Park
Silicon Valley
San Francisco

50+ YEARS SINCE 1959

November 27, 2013

PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561

Commissioners:

We have read Studio One Media, Inc.'s statements included under Item 4.01 of its Form 8-K filed on November 27, 2013, and we agree with such statements concerning our firm.

SingerLewak LLP

SingerLewak LLP

Los Angeles, California